SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM 8-K


                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              October 12, 1995
               ----------------------------------------------
              Date of Report (Date of earliest event reported)

                             Cordis Corporation
           -------------------------------------------------------
           (Exact name of registrant as specified in its charter)


    Florida                        0-3274                   59-0870525
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(State or other           (Commission File Number)        (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)


            14201 N.W. 60th Avenue, Miami Lakes, Florida  33014
            ---------------------------------------------------
           (Address of principal executive office)     (Zip Code)


            Registrant's telephone number, including area code:
                               (305) 824-2000


                               Not applicable
           ----------------------------------------------------
       (Former name or former address, if changed since last report)





                          Exhibit Index on Page 8


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Item 5.  Other Events
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         On October 12, 1995, the Board of Directors of Cordis Corporation
(the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company. The distribution is payable to shareholders of record on October 23, 1995. Each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $375 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Chemical Mellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent").

         Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Continuing Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

         Until the Distribution Date, the Rights (i) will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after October 23, 1995 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 13, 2005, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to

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holders of record of the Common Stock as of the close of business on the
Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Outside Directors determine to be fair to and otherwise in the best interests of the Company and its shareholders), each holder of a Right will, after the end of the Redemption Period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the end of the Redemption Period referred to below, have the right to receive, upon exercise, Common Stock of the acquiring company having a value equal to two times the Purchase Price of the Right, e.g., Common Stock of the acquiring company
                             ----
having a value of $750.

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at

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



less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         In general, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on October 12, 1995 and ending on the tenth day following the Stock Acquisition Date, as such period may be extended or shortened by the Board (the "Redemption Period") at a price of $.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. After the redemption period has expired, the Company's right of redemption may be reinstated (with the concurrence of the Continuing Directors) if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.005 redemption price.

         The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities. The term "Outside Directors" means "Continuing Directors" who are not officers of the Company.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

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         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period
           -------- -------
governing redemption may be made at such time as the Rights are not redeemable.

          As of October 13, 1995, there were 16,506,386 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on October 23, 1995 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between October 23, 1995 and the Distribution Date.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantive number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors.
Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

          The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Rights Certificate, is attached hereto as Exhibit 1 and is incorporated herein by reference. The press release announcing the declaration of the Rights dividend and a form of letter to the Company's shareholders, relating to the adoption of the Rights Agreement, are attached hereto as Exhibits 2 and 3, respectively, and are incorporated herein in their entireties by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

          In connection with the adoption of the new Rights Agreement, the Board of Directors also redeemed the Rights issued pursuant to the Company's September 12, 1986 Rights Agreement. The redemption price for these Rights is $.01 per Right, which will be paid on or about November 3, 1995 to shareholders of record at the close of business on October 23, 1995.

          Subsequent to the adoption of the new Rights Agreement by the Board of Directors, on October 19, 1995 Johnson & Johnson announced a tender offer for


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the Common Stock.  The Board of Directors and management, together with the
Company's financial and legal advisors, are currently considering the offer.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------
          1. Form of Rights Agreement dated as of October 13, 1995, between the Company and Chemical Mellon Shareholder Services L.L.C. as Rights Agent.

          2.   Press Release dated October 16, 1995.
          3.   Form of letter to Company's Shareholders.















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



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CORDIS CORPORATION
                                  --------------------------
                                          (Registrant)



Date:  October 23, 1995                By: /s/ Alfred J. Novak
                                           --------------------------
                                           Alfred J. Novak
                                           Vice President and Chief Financial
                                             Officer






































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



                               EXHIBIT INDEX
                               -------------

Exhibit No.        Description                                   Page
-----------        -----------                                   ----

   1               Form of Rights Agreement dated
                   as of October 13, 1995 between the
                   Company and Chemical Mellon
                   Shareholder Services L.L.C.

   2               Press Release dated October 16, 1995.

   3               Form of letter to Company's
                   Shareholders.












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